Exhibit 99.1

News Release

Company Contacts:
Gregory Walker,	Sonia Segovia, IR Coordinator
VP, Finance and CFO	PDF Solutions, Inc.
Tel: (408) 938-6457	Tel: (408) 938-6491
Email: gregory.walker@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports Third Fiscal Quarter 2012 Results

SAN JOSE, Calif. – October 24, 2012 - PDF Solutions, Inc. (NASDAQ: PDFS) the leading provider of yield improvement technologies and services for the integrated circuit (IC) manufacturing process life cycle, today announced financial results for its third fiscal quarter ended September 30, 2012.

Total revenues for the third fiscal quarter of 2012 totaled $22.6 million, up 0.1% from $22.5 million for the second fiscal quarter of 2012 and up 33% when compared with total revenues of $16.9 million for the third fiscal quarter of 2011. Gainshare performance incentives revenues totaled $7.2 million, down 17% from $8.7 million for the second fiscal quarter of 2012 and up 139% when compared to gainshare performance incentives revenues of $3.0 million for the third fiscal quarter of 2011.

On a GAAP basis, net income for the third fiscal quarter of 2012 was $5.0 million, or $0.17 per basic and diluted share, compared to net income of $4.8 million, or $0.17 per basic and $0.16 per diluted share, in the second fiscal quarter of 2012 and net income of $0.6 million, or $0.02 per basic and diluted share, in the third fiscal quarter of 2011.

In addition to using GAAP results in evaluating PDF Solutions’ business, PDF Solutions’ management also believes it is useful to measure results using a non-GAAP measure of net income (loss), excluding stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, restructuring charges, and their related income tax effects, as applicable.  Using this non-GAAP measure, non-GAAP net income for the third fiscal quarter of 2012 totaled $6.3 million, or $0.21 per diluted share, compared with a non-GAAP net income of $6.4 million, or $0.22 per diluted share, for the second fiscal quarter of 2012, and a non-GAAP net income of $2.0 million, or $0.07 per diluted share, for the third fiscal quarter of 2011.

Cash and cash equivalents were $50.9 million at September 30, 2012 compared to cash and cash equivalents of $46.0 million at December 31, 2011.

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PDF Solutions® Reports Third Fiscal Quarter 2012 Results

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://www.pdf.com/events. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call.  A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures that exclude the effects of stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, restructuring charges, and their related income tax effects, as applicable.  PDF Solutions’ management believes that the presentation of these measures provides useful supplemental information to investors regarding PDF’s operating results.  These non-GAAP financial measures are used by management internally to measure the company’s profitability and performance.  PDF Solutions’ management believes that excluding the effects of stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, restructuring charges, and their related income tax effects, as applicable, provides a useful supplemental measure of the company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of restructuring charges) nor do they have use with regards to the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies.  In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity.  Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the company’s financial results as viewed by management.  A reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures is provided at the end of the company’s financial statements presented below.

About PDF Solutions

PDF Solutions, Inc. (NASDAQ: PDFS) is the leading provider of yield improvement technologies and services for the IC manufacturing process life cycle.  PDF Solutions offers solutions that are designed to enable clients to lower costs of IC design and manufacture, enhance time to market, and improve profitability by addressing design and manufacturing interactions from product design to initial process ramps to mature manufacturing operations.  PDF Solutions’ Characterization Vehicle® (CV®) test chips provide the core modeling capabilities, and are used by more leading manufacturers than any other test chips in the industry.  PDF Solutions’ industry leading yield management system software, dataPOWER®, and fault detection and classification software, mæstria®, enhance yield improvement and production control activities at leading fabs around the world. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in China, Europe, Japan, Korea, Singapore, and Taiwan. For the company’s latest news and information, visit http://www.pdf.com/.

Characterization Vehicle, CV, dataPOWER®, mæstria®, PDF Solutions®, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc. or its subsidiaries.

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PDF Solutions® Reports Third Fiscal Quarter 2012 Results

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	September 30, 2012	December 31, 2011

ASSETS
Current assets:
Cash and cash equivalents	$50,932	$46,041
Short-term investments	500	-
Accounts receivable, net	34,213	20,863
Prepaid expenses and other current assets	3,234	3,717
Total current assets	88,879	70,621
Non-current investments	-	784
Property and equipment, net	3,577	777
Intangible assets, net	126	539
Other non-current assets	1,161	1,663
Total assets	93,743	74,384

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$818	$974
Accrued compensation and related benefits	8,414	5,026
Accrued and other current liabilities	2,539	2,335
Deferred revenues	2,445	2,961
Billings in excess of recognized revenues	783	2,089
Total current liabilities	14,999	13,385
Long-term income taxes payable	3,092	3,489
Other non-current liabilities	162	667
Total liabilities	18,253	17,541

Stockholders’ equity:
Common stock and additional paid-in-capital	218,038	208,830
Treasury stock at cost	(26,977)	(22,899)
Accumulated deficit	(115,477)	(128,789)
Accumulated other comprehensive loss	(94)	(299)
Total stockholders’ equity	75,490	56,843
Total liabilities and stockholders’ equity	$93,743	$74,384

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PDF Solutions® Reports Third Fiscal Quarter 2012 Results

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended			Nine months ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011

Revenues:
Design-to-silicon-yield solutions	$15,305	$13,793	$13,903	$42,484	$37,473
Gainshare performance incentives	7,246	8,738	3,036	23,241	11,643
Total revenues	22,551	22,531	16,939	65,725	49,116

Cost of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions	9,457	8,801	7,650	26,830	21,350
Amortization of acquired technology	-	105	156	261	468
Total cost of design-to-silicon-yield solutions	9,457	8,906	7,806	27,091	21,818
Gross profit	13,094	13,625	9,133	38,634	27,298

Operating expenses:
Research and development	3,203	3,291	3,366	9,651	10,912
Selling, general and administrative	4,498	4,719	4,158	14,122	14,239
Amortization of other acquired intangible assets	51	51	51	153	153
Restructuring charges (credits)	-	91	4	83	(129)
Total operating expenses	7,752	8,152	7,579	24,009	25,175

Income from operations	5,342	5,473	1,554	14,625	2,123
Interest and other income (expense), net	(179)	155	201	(166)	(209)
Income before income taxes	5,163	5,628	1,755	14,459	1,914
Income tax provision	170	808	1,129	1,147	2,147
Net income (loss)	$4,993	$4,820	$626	$13,312	$(233)

Net income (loss) per share:
Basic	$0.17	$0.17	$0.02	$0.47	$(0.01)
Diluted	$0.17	$0.16	$0.02	$0.45	$(0.01)

Weighted average common shares:
Basic	28,720	28,560	28,124	28,555	28,015
Diluted	30,180	29,560	28,348	29,596	28,015

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PDF Solutions® Reports Third Fiscal Quarter 2012 Results

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) (UNAUDITED)
 (In thousands, except per share amounts)

	Three months ended			Nine months ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
GAAP net income (loss)	$4,993	$4,820	$626	$13,312	$(233)
Adjustments to reconcile GAAP net income to non-GAAP net income:
Stock-based compensation expense	1,253	1,319	1,193	3,476	3,787
Amortization of acquired technology	-	105	156	261	468
Amortization of other acquired intangible assets	51	51	51	153	153
Restructuring charges (credits)	-	91	4	83	(129)
Non-GAAP net income	$6,297	$6,386	$2,030	$17,285	$4,046

GAAP net income (loss) per diluted share	$0.17	$0.16	$0.02	$0.45	$(0.01)
Non-GAAP net income per diluted share	$0.21	$0.22	$0.07	$0.58	$0.14

Shares used in diluted shares calculation	30,180	29,560	28,348	29,596	28,402

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